Exhibit 10.1
FIRST AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT
     This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 30, 2008 (this “Amendment”), is executed by and among JOHNSTOWN AMERICA CORPORATION, a Delaware corporation, FREIGHT CAR SERVICES, INC., a Delaware corporation, JAC OPERATIONS, INC., a Delaware corporation, JAIX LEASING COMPANY, a Delaware corporation (“JAIX”), and FREIGHTCAR ROANOKE, INC., a Delaware corporation (each a “Co-Borrower”, and collectively the “Co-Borrowers”), the financial institutions parties to the Credit Agreement referred to below (together with their respective successors and assigns, the “Lenders”) and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
R E C I T A L S:
     The Co-Borrowers, the Lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of August 24, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized words and phrases used in these Recitals without definition shall have the respective meanings ascribed to such words and phrases in the Credit Agreement.
     The Co-Borrowers have requested that the Lenders and the Administrative Agent (i) release JAIX from its obligations as a Co-Borrower under the Credit Agreement and from certain other obligations it may have under the other Loan Documents and (ii) make certain other amendments to the Credit Agreement. The Lenders and the Administrative Agent are willing to grant the Co-Borrowers’ requests subject to the terms and conditions of this Amendment.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Recitals. The foregoing Recitals are hereby made a part of this Amendment.
     2. Definitions. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Credit Agreement.
     (a) In addition, Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of Restricted Loan Party and Unrestricted Loan Party and by adding or amending, as the case may be, the following defined terms:
     Acceptable Purchase Order means a purchase order issued to a Co-Borrower by a Person that is not an Affiliate of any Loan Party, other than JAIX, for the sale of railcars by such Co-Borrower to such purchaser in the ordinary course of business, which purchase order (a) has been fully executed and accepted by such Co-Borrower and purchaser, (b) constitutes a non-cancellable contract for the purchase and sale of the subject railcars and (c) to the extent such purchase order is issued by JAIX, JAIX or FreightCar America has provided the Administrative Agent with a fully executed copy of a lease acceptable to the Administrative Agent for the subject railcars.
     Accrual for Loss Contracts means the liability reflected on the balance sheet of the Consolidated Group in respect of Loss Contracts.
     Agent Fee Letter means, collectively, (i) the Fee Letter dated as of May 24, 2007, among the Co-Borrowers and the Administrative Agent, (ii) the Fee Letter dated as of September 30, 2008, among the Co-Borrowers and the Administrative Agent and (iii) such other Fee Letters executed from time to time among the Co-Borrowers and the Administrative Agent setting forth certain fees to be paid by such Co-Borrowers to the Administrative Agent for the Administrative Agent’s own account or for the account of the Lenders, as more fully set forth therein.
     Aggregate Revolving Commitment means the Commitments of all Lenders. The amount of the Aggregate Revolving Commitment in effect as of the First Amendment Effective Date is $50,000,000.
     Borrowing Base Reserve means the greater of (a) $20,000,000 or (b) as of any date of determination, such amounts (expressed as either a specified amount or as a percentage of a specified category or item) as the Required Lenders may, from time to time, cooperate in good faith to establish (in the exercise of each such party’s good-faith, reasonable discretion) to adjust the Revolving Loan Availability (i) to reflect events, conditions, contingencies or risks which, as determined by the Required Lenders, do or may affect (A) the Collateral or its value, (B) the assets, business or prospects of the Borrower, or (C) the security interest and other rights of the Administrative Agent in the Collateral (including the enforceability, perfection and priority thereof), or (ii) to reflect the good-faith judgment of the Required Lenders, who shall cooperate in good faith, that any collateral report or financial information furnished by or on behalf of the Co-Borrowers to the Administrative Agent is or may have been incomplete, inaccurate or misleading in any material respect, or (iii) in respect of any state of facts that the Administrative Agent determines constitutes a Default or an Event of Default.
     Co-Borrowers means, collectively, Johnstown America Corporation, Freight Car Services, Inc., JAC Operations, Inc., and FreightCar Roanoke, Inc., and any future entity that executes and delivers a joinder to this Agreement and the other Loan Documents.
     Commitment means, as to any Lender, such Lender’s commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement. The amount of each Lender’s commitment to make Loans is set forth on Annex A to the First Amendment, as such annex may be amended, restated, modified or replaced from time to time.

     Consolidated Group means FreightCar America and its consolidated subsidiaries, including, without limitation, JAIX, each Co-Borrower and each grantor party to the Guaranty and Collateral Agreement.
     Danville Retooling Capital Expenditures means Capital Expenditures incurred by the Co-Borrowers in connection with the Co-Borrowers’ retooling project in Danville, Illinois, which have been approved for inclusion in this category by the Required Lenders, in an aggregate amount not to exceed $5,000,000.
     EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, (c) net Interest Expense, (d) depreciation, depletion, and amortization of tangible and intangible assets, (e) non-cash Organizational Matters, (f) Tax Expense, (g) loss from discontinued operations, (h) minority interests, (i) extraordinary gains and losses, (j) other non-cash items, (k) reasonable fees and expenses incurred in connection with the transactions contemplated by this Agreement and termination of the Previous Credit Agreement and related documents, (l) the increase or decrease, as the case may be, in the Accrual for Loss Contracts, and (m) transaction expenses incurred in connection with the closing of any Permitted Acquisition in an amount subject to the approval of the Administrative Agent, in each case for such period, computed and calculated in accordance with GAAP.
     ERP Implementation Capital Expenditures means Capital Expenditures incurred by the Co-Borrowers in connection with the Co-Borrowers’ ERP project, which have been approved for inclusion in this category by the Required Lenders, in an aggregate amount not to exceed $7,000,000.
     First Amendment means the First Amendment to Second Amended and Restated Credit Agreement dated as of First Amendment Effective Date by and among JAIX, the Co-Borrowers, the Lenders and the Administrative Agent.
     First Amendment Effective Date means the date of the First Amendment.
     Fixed Charge Coverage Ratio means, with respect to the applicable Computation Period, the ratio of the Consolidated Group’s (a) EBITDA minus Cash Taxes minus Unfinanced Capital Expenditures, to (b) Interest Expense plus Restricted Payments (excluding the 2007 Capital Securities Repurchase) plus scheduled principal repayments of Debt (including Capital Lease payments but not including payments on account of the Revolving Loans and not including any principal payments of JAIX under the JAIX Credit Facility deemed by Bank of America, N.A., as administrative agent thereunder, to be made from the proceeds of the sale or refinancing of Railcars, as defined in the JAIX Credit Facility.
     FreightCar Guarantee means any Guarantee Agreement of FreightCar America made in favor of Bank of America, N.A., as administrative agent for the lenders party to the JAIX Credit Agreement, guaranteeing payment of all obligations of JAIX incurred in respect to the JAIX Credit Facility, as amended, restated, supplemented or otherwise modified from time to time.
     JAIX means JAIX Leasing Company, a Delaware corporation.

     JAIX Credit Agreement means any Credit Agreement by and among JAIX, Bank of America, N.A., in its separate capacities as administrative agent and a lender thereunder, and certain financial institutions from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.
     JAIX Credit Facility means all loans and other financial accommodations extended pursuant to the JAIX Credit Agreement and related documentation.
     JAIX Guarantee means any Guarantee Agreement of JAIX made in favor of the Administrative Agent for the Lenders guaranteeing payment of all obligations of the Co-Borrowers incurred hereunder.
     JAIX Management Agreement means the Management Agreement dated as of September 30, 2008, by and between JAIX and JAC Operations, Inc., a Delaware corporation.
     Loan Documents means this Agreement, the Notes, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the JAIX Guarantee, the Agent Fee Letter, the Collateral Documents, the Subordination Agreements and all documents, instruments and agreements delivered in connection with the foregoing.
     Loss Contracts means any contract for the manufacture and sale of railcars entered into by and between any Loan Party and a third-party purchaser prior to May 31, 2008, which, after taking into account all costs to be incurred to manufacture and deliver such railcars, could reasonably be expected to result in revenue loss for such Loan Party, and, as a result thereof, a liability is recorded by the Consolidated Group, in accordance with GAAP.
     Organizational Matters means charges taken in connection with the closing of the Co-Borrowers’ Johnstown, Pennsylvania facility, including all related labor termination charges, health and welfare benefits and the like during the 2007 and 2008 Fiscal Years.
     Payroll Deposit Account means a deposit account funded exclusively to satisfy payroll obligations owing to one or more Loan Parties and the payroll taxes associated therewith.
     PP&E means the tangible physical assets of the Consolidated Group (other than any tangible physical assets utilized by Johnstown America Corporation in any discontinued operations, as determined by the Administrative Agent in its reasonable discretion), including, but not limited to, all land, improvements, vehicles, equipment, office furniture and equipment, buildings, leasehold improvements, and other facilities improvements reflected on the most recent balance sheet of Consolidated Group.
     Subordinated Debt means any unsecured Debt of any Loan Party which has subordination terms, covenants, pricing and other terms that have been approved or accepted in writing by the Required Lenders.

     Subordination Agreement means an agreement (in form and substance satisfactory to the Required Lenders) executed and delivered by each holder of Subordinated Debt in favor of the Administrative Agent, for the benefit of the Lenders, and approved or accepted in writing by the Required Lenders, pursuant to which such Person subordinates payment of such Subordinated Debt or other obligations as therein provided to payment of the Obligations to the extent provided therein and all amendments and supplements thereto and modifications thereof.
     Swing Line Commitment Amount means $5,000,000, as reduced from time to time pursuant to Section 6.1, which commitment constitutes a subfacility of the Aggregate Revolving Commitment of the Swing Line Lender.
     Unfinanced Capital Expenditures means, with respect to the Consolidated Group, Capital Expenditures minus purchase money debt or similar debt (other than Loans under this Agreement) incurred to make such Capital Expenditures; provided, however, the Danville Retooling Capital Expenditures and the ERP Implementation Capital Expenditures shall be excluded from Unfinanced Capital Expenditures during the period from the First Amendment Effective Date through December 31, 2009.
     (b) The table in the definition of “Applicable Margin” is hereby deleted and the following is substituted therefor:

		LIBOR	Base Rate	L/C Fee
Level	Revolving Loan Availability	Margin	Margin	Rate
IV	Greater than or equal to $40,000,000	1.50%	0.25%	1.50%

III	Greater than or equal to $30,000,000 but less than $40,000,000	1.75%	0.25%	1.75%

II	Greater than or equal to $20,000,000 but less than $30,000,000	2.00%	0.50%	2.00%

I	Less than $20,000,000	2.25%	0.75%	2.25%

		Non-Use
Level	Revolving Loan Availability	Fee Rate
III	Greater than or equal to $30,000,000	0.25%

II	Greater than or equal to $15,000,000 but less than $30,000,000	0.375%

I	Less than $15,000,000	0.50%
     (c) Clause (g) of the definition of “Eligible Finished Inventory” is hereby amended in its entirety to read as follows:

     “(g) Inventory not subject to an Acceptable Purchase Order, to the extent such Inventory exceeds 10% of the aggregate amount of the Eligible Finished Inventory; and”
     (d) Clause (f) of the definition of “Eligible Semi-Finished Inventory” is hereby amended in its entirety to read as follows:
     “(f) railcars being manufactured without Acceptable Purchase Orders, to the extent such railcars exceed 10% of the of the aggregate amount of the Eligible Semi-Finished Inventory; and”
     3. Financial Condition. Section 9.4 of the Credit Agreement is hereby amended in its entirety to read as follows:
“Financial Condition. The audited consolidated financial statements of the Consolidated Group as at December 31, 2007, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP and present fairly the consolidated financial condition of the Consolidated Group as at such dates and the results of their operations for the periods then ended.”
     4. Deposit Accounts. A new Section 10.10(a-1) of the Credit Agreement is hereby added immediately following Section 10.10(a) of the Credit Agreement to read as follows:
     “(a-1) Notwithstanding Section 10.10(a), the Loan Parties may from time to time maintain (i) Payroll Deposit Accounts and (ii) other deposit accounts that are not subject to fully executed control agreements in favor of the Administrative Agent; provided, however, that the aggregate amount maintained by the Loan Parties in deposit accounts described in clause (ii) that are not maintained with the Administrative Agent does not exceed $1,000,000 at any one time. A list of the deposit accounts referred to in clauses (i) and (ii) of the previous sentence, as of the First Amendment Effective Date, is set forth on Annex C hereto.
     In addition, unless the Loan Parties receive the written consent of the Administrative Agent, the Loan Parties further agree that they shall not establish or maintain any Payroll Deposit Accounts not identified on Annex C hereof.
     The Co-Borrowers further agree to deliver to the Administrative Agent fully executed control agreements, each in form and substance satisfactory to the Administrative Agent in its reasonable discretion, for each and every Dominion Account maintained by a Loan Party that is not maintained with the Administrative Agent on or prior to November 30, 2008, or such later date as otherwise agreed by the Administrative Agent.”
     5. Debt.
     (a) Section 11.1(c) of the Credit Agreement is hereby amended in its entirety to read as follows:
“(c) (i) intercompany Debt and any other obligations due and owing from a Loan Party (other than JAIX) to any other Loan Party (other than JAIX); and (ii) intercompany Debt and any other obligations due and owing from JAIX to a Loan Party, provided that any such Debt constitutes unsecured, Subordinated Debt;”

     (b) Section 11.1 of the Credit Agreement is further revised in the following manner: (i) the semicolon and word “and” following Section 11.1(g) of the Credit Agreement are hereby deleted and a semicolon is substituted therefor; (ii) the period following Section 11.1(h) of the Credit Agreement is hereby deleted and a semicolon followed is substituted therefor; and (iii) new Sections 11.1(i) and 11.1(j) of the Credit Agreement are hereby added immediately following Section 11.1(h) of the Credit Agreement to read as follows:
“(i) Contingent Liabilities arising under the JAIX Guarantee or the FreightCar Guarantee; and
(j) Debt incurred by JAIX pursuant to the JAIX Credit Agreement, provided that the principal amount of such Debt does not exceed $85,000,000.”
     6. Liens. Section 11.2 of the Credit Agreement is further revised in the following manner: (i) the semicolon and word “and” following Section 11.2(i) of the Credit Agreement are hereby deleted and a semicolon is substituted therefor; (ii) the period following Section 11.2(j) of the Credit Agreement is hereby deleted and a semicolon followed by the word “and” is substituted therefor; and (iii) a new Section 11.2(k) of the Credit Agreement is hereby added immediately following Section 11.2(j) of the Credit Agreement to read as follows:
“(k) Liens arising under the “Loan Documents” as defined and described in the JAIX Credit Agreement.”
     7. Transactions with Affiliates. Section 11.6 of the Credit Agreement is hereby amended in its entirety to read as follows:
“Transactions with Affiliates. Not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Loan Parties) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates except for: (i) JAIX Management Agreement, and (ii) sales of railcars to JAIX at a sale price equal to at least the fair market value of such railcar.”
     8. Investments. Section 11.8 of the Credit Agreement is hereby amended by (A) deleting the word, “and”, and the preceding semicolon at the end of clause (h) and substituting a semicolon therefor, (B) amending clause (i) in its entirety and (C) adding the following new clause (j) immediately following clause (i) to read as follows:
     “(i) other Investments not to exceed $10,000,000 in the aggregate outstanding at any time; and
     (j) Investments by any Loan Party in JAIX not to exceed $10,000,000 in the aggregate outstanding at any time; provided, however, that none of the following investments in JAIX, however described, shall be subject to the foregoing $10,000,000 limitation: (i) payment made by any Loan Party under the JAIX Guarantee, (ii) investments by any Loan Party in JAIX to fund JAIX’s obligation to make deposits from time to time into the “Reserve Account” as defined and described in the JAIX Credit Agreement, in accordance with the terms thereof, and (iii) any Loan Party’s extension of credit, with respect to, or agreement to accept deferred payment of, up to 50% of the purchase price of railcars sold to JAIX.”
     9. Fixed Charge Coverage Ratio. Section 11.11 of the Credit Agreement is hereby amended in its entirety to read as follows:
     11.11 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio, as of the last day of any Computation Period, to be less than the ratio set forth opposite the applicable date below:

Computation Period Ending:	Minimum Fixed Charge Coverage Ratio
September 30, 2008	1.10 to 1.00

December 31, 2008 and the last day of each Computation Period thereafter	1.50 to 1.00
     10. Capital Expenditures. A new Section 11.13 of the Credit Agreement is hereby added immediately following Section 11.12 of the Credit Agreement to read as follows:
     “11.13 Capital Expenditures. Not permit the Capital Expenditures to exceed $10,000,000 in any Fiscal Year; provided, however, for the period commencing on the First Amendment Effective Date through and including December 31, 2009, calculation of Capital Expenditures shall not include the Danville Retooling Capital Expenditures or the ERP Implementation Capital Expenditures.”
     11. Annexes and Exhibits. Annex A and Exhibit B of the Credit Agreement are hereby deleted and Annex A and Exhibit B, respectively, to this Amendment are substituted therefor. Annex C to the Credit Agreement is hereby added in the form of Annex C to this Amendment.
     12. Release of JAIX as a Co-Borrower under the Credit Agreement and as a Grantor under the Guaranty and Collateral Agreement. JAIX is hereby released as a Co-Borrower under the Credit Agreement and as a grantor under the Guaranty and Collateral Agreement. In addition, from and after the effectiveness of this Amendment, (i) all security interests, mortgages, leases, liens, charges and assignments granted to the Administrative Agent for the benefit of the Lenders pursuant to the Loan Documents by JAIX, whether or not described in such Loan Documents, are hereby released and terminated and (ii) JAIX is authorized to file termination statements with respect to such financing statements and filings described in the foregoing clause (i), together with any “in-lieu” financing statements necessary or appropriate to be filed to facilitate the filing of such termination statements.
     13. Release of U.S. Bank National Association as a Lender under the Loan Documents. U.S. Bank National Association (“U.S. Bank”) is hereby released as a Lender under the Credit Agreement and the other Loan Documents.
     14. Representations, Warranties And Covenants. To induce Administrative Agent and the Lenders to enter into this Amendment, the Co-Borrowers hereby certify, represent, warrant and covenant that:
     (a) Authorization. The Co-Borrowers are duly authorized to execute and deliver this Amendment and are and will continue to be duly authorized to borrow monies under the Loan Documents, as amended hereby, and to perform their obligations under the Loan Documents, as amended hereby.
     (b) No Conflicts. The execution and delivery of this Amendment and the performance by the Co-Borrowers of their obligations under the Loan Documents to which such Co-Borrowers are a party, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of the Co-Borrowers or of any material agreement binding upon the Co-Borrowers.
     (c) Validity and Binding Effect. Each of the Loan Documents, as amended hereby, are a legal, valid and binding obligation of the Co-Borrowers a party thereto, enforceable against the Co-Borrowers a party thereto in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
     (d) Compliance with Warranties. The representation and warranties set forth in the applicable Loan Documents, as amended hereby, are true and correct in all material respects with the same effect as if such representations and warranties had been made on the date hereof, (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date).
     (e) No Event of Default. As of the date hereof, no Unmatured Event of Default or Event of Default under the Loan Documents, as amended hereby, has occurred and is continuing.
     15. Amendment Fee. On the date hereof, the Co-Borrowers shall pay the Administrative Agent, for the ratable benefit of each Lender that has executed and delivered this Amendment prior to 11:00 a.m. (Chicago time) on September 30, 2008 (each, a “Consenting Lender”), a fully earned, non-refundable fee in an amount equal to 0.20% of the sum of each Consenting Lender’s Commitment, together with such other fees as more fully set forth in the Agent Fee Letter.
     16. Conditions Precedent. This Amendment shall become effective as of the date above first written after receipt by the Administrative Agent of the following:
     (a) Amendment. This Amendment duly executed by the parties hereto.
     (b) JAIX Credit Facility. Evidence of the consummation of the JAIX Credit Facility and copies of all material documents related thereto.
     (c) JAIX Guarantee. The JAIX Guarantee duly executed by JAIX.
     (d) Agent Fee Letter. The Agent Fee Letter dated as of September 30, 2008, executed by the Co-Borrowers in favor of the Administrative Agent, in form and substance acceptable to the Administrative Agent.
     (e) Acknowledgement of U.S. Bank. The Acknowledgement of U.S. Bank set forth at the end of this Amendment, duly executed by U.S. Bank.
     (f) Acknowledgement and Agreement of Guarantors. The Acknowledgement and Agreement of Guarantors set forth at the end of this Amendment, duly executed by the parties thereto.

     (g) Amendment Fee. Payment of the fees described in Section 15.
     (h) Other Documents. Such other documents, certificates and/or opinions of counsel as the Lenders may request.
     17. General.
     (a) Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State, without regard to conflict of laws principles. Wherever possible each provision of the Loan Documents and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Documents and this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Documents and this Amendment.
     (b) Successors and Assigns. This Amendment shall be binding upon the Co-Borrowers, the Administrative Agent, the Lenders and their respective successors and assigns, and shall inure to the benefit of the Co-Borrowers, the Administrative Agent, the Lenders and their respective successors and assigns.
     (c) Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. Each of the Co-Borrowers, the Administrative Agent, and the Lenders by execution of this Amendment, hereby reaffirms, assumes and binds themselves to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Documents and all other documents executed in connection therewith, including all guaranties, as applicable.
     (d) Expenses. The Co-Borrowers shall pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs and Taxes) in connection with the preparation of this Amendment and other related loan documents.
     (e) Release. The Co-Borrowers, by signing this Amendment, each hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any of the Co-Borrowers has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
     (f) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.
Signature page follows.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

FREIGHT CAR SERVICES, INC., FREIGHTCAR ROANOKE, INC., JAC OPERATIONS, INC., JAIX LEASING COMPANY and JOHNSTOWN AMERICA CORPORATION
By:
	Name:	Kevin P. Bagby
	Title:	Vice President, Finance, Chief Financial Officer and Treasurer

(Signature page to First Amendment to Second Amended and Restated Credit Agreement)

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, as Issuing Lender and as a Lender
By:
	Name:	David J. Thomas
	Title:	Senior Vice President

(Signature page to First Amendment to Second Amended and Restated Credit Agreement)

NATIONAL CITY BUSINESS CREDIT, INC., as Collateral Agent and as a Lender
By:
	Name:	Thomas F. Karlov
	Title:	Director

(Signature page to First Amendment to Second Amended and Restated Credit Agreement)

ACKNOWLEDGMENT OF U.S. BANK NATIONAL ASSOCIATION
     U.S. Bank National Association, a national banking association (“U.S. Bank”) hereby acknowledges receipt of the foregoing First Amendment to Second Amended and Restated Credit Agreement dated as of September 30, 2008, by and among JOHNSTOWN AMERICA CORPORATION, a Delaware corporation, FREIGHT CAR SERVICES, INC., a Delaware corporation, JAC OPERATIONS, INC., a Delaware corporation, JAIX LEASING COMPANY, a Delaware corporation, and FREIGHTCAR ROANOKE, INC., a Delaware corporation (each a “Co-Borrower”, and collectively the “Co-Borrowers”), various financial institutions (the “Lenders”) and LaSalle Bank National Association, a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) (the “First Amendment”).
     U.S. Bank hereby acknowledges and agrees that it shall no longer be a party to the Second Amended and Restated Credit Agreement dated as of August 24, 2007, by and among the Co-Borrowers, the Lenders and the Administrative Agent (the “Credit Agreement”) or any other Loan Document (as defined in the Credit Agreement), and that each and every commitment, obligation and agreement of U.S. Bank under such documents is hereby terminated and that all outstanding Loans made by U.S. Bank pursuant to the Credit Agreement, together with all accrued and unpaid interest thereon, shall be paid to U.S. Bank as of the date hereof. Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Credit Agreement.
     U.S. Bank further acknowledges that the Administrative Agent may take such actions as are necessary or appropriate to adjust the Commitments and corresponding percentages of the Lenders to reflect such Commitments and corresponding percentages set forth in Annex A of the First Amendment.

U.S. BANK NATIONAL ASSOCIATION

By

Name:

Title:

(Acknowledgment to First Amendment to Second Amended and Restated Credit Agreement)

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS
     Each of the undersigned hereby expressly: (a) consents to the execution of the foregoing Amendment; (b) acknowledges that the Co-Borrowers’ “Obligations” (as defined in the Credit Agreement referred to in the foregoing Amendment) includes all of the obligations and liabilities owing from the Co-Borrowers to the Administrative Agent and the Lenders, including, but not limited to, the obligations and liabilities of the Co-Borrowers to the Administrative Agent and the Lenders under and pursuant to the Loan Documents, as the case may be, as amended from time to time, and as evidenced by the notes delivered in connection therewith, as the same may be modified, extended and/or replaced from time to time; (c) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in the Amended and Restated Guaranty and Collateral Agreement dated as of August 24, 2007, by and among the undersigned and the Co-Borrowers for the benefit of the Administrative Agent (as amended, restated, supplemented or otherwise modified form time to time, the “Guaranty”); (d) consents to the terms (including, without limitation, the release set forth in Paragraph 17(e) of the Amendment) and execution thereof; (e) agrees that all such obligations and liabilities under the Guaranty shall continue in full force and that the execution and delivery of this Amendment to, and its acceptance by, the Administrative Agent and the Lenders shall not in any manner whatsoever (i) impair or affect the liability of the undersigned to the Administrative Agent under the Guaranty, (ii) prejudice, waive, or be construed to impair, affect, prejudice or waive the rights and abilities of Administrative Agent or the Lenders at law, in equity or by statute, against the undersigned pursuant to their Guaranty, and/or (iii) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to the Administrative Agent and the Lenders by the undersigned under the Guaranty; and (f) represents and warrants that each of the representation and warranties set forth in the Guaranty are true and correct in all material respects with the same effect as if such representations and warranties had been made on the date hereof, (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date).

FREIGHTCAR AMERICA, INC.,
JAC INTERMEDCO, INC and
JAC PATENT COMPANY

By

	Name:	Kevin P. Bagby
	Title:	Vice President, Finance, Chief Financial Officer and Treasurer
(Acknowledgment to First Amendment to Second Amended and Restated Credit Agreement)

Annex A to Second Amended and Restated Credit Agreement
Annex A to First Amendment
LENDERS AND PRO RATA SHARES

	Revolving
Lender	Commitment Amount	Pro Rata Share*/
LaSalle Bank National Association	$25,000,000 **/	50.000000000%

National City Business Credit, Inc.	$25,000,000	50.000000000%

TOTALS	$50,000,000	100%

*/	Carry out to nine decimal places.

**/	Includes Swing Line Commitment Amount of $5,000,000.
A-1

Exhibit B to Second Amended and Restated Credit Agreement
Exhibit B to First Amendment
FORM OF COMPLIANCE CERTIFICATE
To: LaSalle Bank National Association, as Administrative Agent
     Please refer to the Second Amended and Restated Credit Agreement dated as of August 24, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among JOHNSTOWN AMERICA CORPORATION, a Delaware corporation, FREIGHT CAR SERVICES, INC., a Delaware corporation, JAC OPERATIONS, INC., a Delaware corporation, and FREIGHTCAR ROANOKE, INC., a Delaware corporation (each a “Co-Borrower”, and collectively the “Co-Borrowers”), various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.
I.	Reports. Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of the Co-Borrowers as at , ___(the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations (subject to the absence of footnotes and to normal year-end adjustments) of the Co-Borrowers as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.	Financial Tests. The Co-Borrowers hereby certify and warrant to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A.	EBITDA
	1.	Consolidated Net Income		$
	2.	Plus:	net Interest Expense	$
			depreciation	$
			depletion	$
			amortization	$
			cash and non-cash Organizational Matters	$
			Tax Expense	$
			loss/(income) from discontinued operations	$
			minority interests/(income)	$
			extraordinary losses/(gains)	$
			other non-cash items	$
			reasonable fees and expenses	$
			incurred in connection with this Agreement and the Previous Agreement and related documents increase/decrease in Accrual for Loss Contracts	$

		fees and expenses incurred in connection with a Permitted Acquisition (as approved by the Administrative Agent)	$
	3.	Total EBITDA	$
B.	Section 11.11 – Fixed Charge Ratio

	1.	EBITDA (from Item A(3) above)	$

	2.	Plus: rental expense	$

	3.	Minus: Cash Taxes	$

	4.	Minus: Restricted Payments	$

	5.	Sum of B.1 + B.2 - B.3 - B.4	$

	6.	Interest Expense	$

	7.	Plus: Principal Repayments	$

	8.	Plus: rental expense	$

	9.	Sum of B.6 + B.7 + B.8	$

	10.	Fixed Charge Coverage Ratio: B.5 ÷ B.9	____ to 1.00

	11.	Minimum required	As of 9/30/08, 1.10 to 1.00; as of 12/31/08 and the last day of each Computation Period thereafter, 1.50 to 1.00

C.	Section 11.13 – Capital Expenditures

1.	Capital Expenditures		$

2.	Minus: Danville Retooling Capital Expenditures		$

3.	Minus: ERP Implementation Capital Expenditures		$

4.	Capital Expenditures: Sum of C.1 + C.2 + C.3		$

5.	Maximum allowed		$ 10,000,000

     The Co-Borrowers further certify to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.
     The Co-Borrowers have caused this Certificate to be executed and delivered by their duly authorized officer on                     , ___.

FREIGHT CAR SERVICES, INC.,
FREIGHTCAR ROANOKE, INC.,
JAC OPERATIONS, INC. and
JOHNSTOWN AMERICA CORPORATION

By:

Name:

Title:

Annex C to Second Amended and Restated Credit Agreement
Annex C to First Amendment
DEPOSITORY BANKS OF THE CO-BORROWERS

Account	Account
Name	Type	Bank Name	Account Number	Bank Mailing Address
Cashier Account	Checking	First National Bank	148988	534 Main St.
				Johnstown, PA 15901

Payroll	Checking	Ameriserv	50797638	P.O. Box 520
		Financial, Inc.		216 Franklin Street
				Johnstown, PA 15907-0520

FCS-Cashier	Checking	Old National Bank	101606645	2 West Main Street
				Danville, IL 61832

Payroll	Checking	Old National Bank	101706778	2 West Main Street
				Danville, IL 61832

FCR-Cashier	Checking	BB&T	5235253971	1620 Hershberger Road
				Roanoke, VA 24012

JAIX Leasing	Checking	Bank of America	5800440298	Bank of America
				Surface Transportation
				Division
				C135-842
				135 S. LaSalle St. Suite 840
				Chicago, IL 60603

FreightCar America, Inc.	Investment	US Bank	190009612300	US Bank Institutional Trust
				& Custody
				136 S. Washington St., 2nd
				Floor
				Naperville, IL 60540

				US Bank
				209 S. LaSalle St. Suite 410
				Chicago, IL 60604

FreightCar America, Inc.	Investment	National City Corp.	4052100171081	Allegiant Asset Management
				1 E. Fourth St.
				25-C3194
				Cincinnati, OH 45202

				National City Bank
				1900 E. Ninth St., 8th Floor
				01-2083
				Cleveland, OH 44114

FreightCar America, Inc.	Investment	Fifth Third Bank	7236000076	Fifth Third Bank
				222 South Riverside Plaza
				32nd Floor
				Chicago, IL 60606
C-1